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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JUNE 11, 1996

                       SUN TELEVISION AND APPLIANCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Ohio                     0-19269                           31-1178151
(STATE OR OTHER        (COMMISSION FILE NO.)                  (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

                                 6600 Port Road
                              Groveport, Ohio 43125
                                 (614) 492-5600
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
             (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM  5.  OTHER EVENTS.

         On June 11, 1996, Sun Television and Appliances, Inc., an Ohio corporation ("Sun"), announced the resignation of Robert E. Oyster, its Chairman and Chief Executive Officer. James R. Copitzky, its President and Chief Operating Officer, will assume the additional post of Chief Executive Officer of Sun. In connection with his resignation, Mr. Oyster entered into a Severence Agreement with Sun under which he will receive a total of $1,548,750 in severence compensation as well as health insurance and certain other benefits for one year.

         The Severence Agreement and Sun's press release issued June 11, 1996 regarding Mr. Oyster's resignation are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Severence Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS.

             Exhibit No.                       Description

                10(a) Severence Agreement, dated June 10, 1996, between Sun Television and Appliances, Inc. and Robert E. Oyster.

                99(a) Press release of Sun Television and Appliances, Inc. issued June 11, 1996, regarding Mr. Oyster's resignation.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUN TELEVISION AND APPLIANCES, INC.


Date:    June 11, 1996                 By: /s/ James R. Copitzky
                                          -------------------------
                                          James R. Copitzky, President

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                                  EXHIBIT INDEX

   Exhibit No.                   Description                            Page

     10(a)      Severence Agreement, dated June 10, 1996, between
                Sun Television and Appliances, Inc. and Robert E.
                Oyster.

     99(a)      Press release of Sun Television and Appliances,
                Inc. issued June 11, 1996, regarding Mr. Oyster's resignation.

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